Exhibit 10.2

FIRST AMENDMENT TO THE RENTECH, INC. 2009 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT TO THE RENTECH, INC. 2009 INCENTIVE AWARD PLAN, made as of November 2, 2009 (this “Amendment”), is made and adopted by Rentech, Inc., a Colorado corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the 2009 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Article 14 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of November 2, 2009:

1.	Section 11.2, as it exists under the Plan immediately prior to the effectiveness of this Amendment, shall continue to apply to all Awards granted under the Plan prior to the effectiveness of this Amendment. With respect only to awards granted upon or after the effectiveness of this Amendment, Section 11.2 of the Plan is hereby deleted and replaced in its entirety with the following:

“11.2 Change in Control.

(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the surviving or successor corporation or a parent or subsidiary of the surviving or successor corporation.

(b) In the event that the surviving or successor corporation in a Change in Control declines for any reason to assume or provide an equivalent substitute for any Award, as determined by the pre-Change in Control Committee in its sole discretion, the Committee shall cause all forfeiture restrictions applicable to such Award to lapse and such Award shall become fully vested and, as applicable, exercisable immediately prior to the consummation of such transaction. If an Award’s applicable forfeiture restrictions lapse and such Award becomes vested (and exercisable, as applicable) in lieu of assumption or substitution of an equivalent award in connection with a Change in Control, the Committee shall notify the Participant that the Award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the Change in Control, and the Award shall terminate upon the Change in Control in exchange for payment of the consideration payable in the Change in Control for such fully vested (and exercised, if applicable) Award.”

Except as expressly provided herein, all terms and conditions of the Plan and any awards outstanding thereunder shall remain in full force and effect.”

[Signature page follows]

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company as of the date first written above.

Rentech, Inc.

By: /s/ D. Hunt Ramsbottom
D. Hunt Ramsbottom
President and CEO